UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

Femasys Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40492	11-3713499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100
Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

A Special Meeting of Stockholders of Femasys Inc. (the “Company”) was held on September 6, 2023 (the “Special Meeting”). At the Special Meeting, there were present, in person virtually or by proxy, holders of 6,417,397 shares of common stock, or approximately 42.58% of the total outstanding shares eligible to be voted. The final voting results with respect the proposal presented at the Special Meeting is set forth below:

Proposal One – Approval of an Amendment to the Company’s Certificate of Incorporation to Provide for a Reverse Split

The Company’s stockholders approved an Amendment to the Company’s Certificate of Incorporation to effect, at the discretion of the board of directors, a reverse stock split of Femasys’s common stock, par value $0.001 per share, at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined at the discretion of the board of directors at any time prior to April 28, 2024 by the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,672,975	689,589	52,609	N/A

Because there were sufficient votes to approve Proposal One, the Adjournment Proposal was not presented.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.
	By:	/s/ Kathy Lee-Sepsick
Names: Kathy Lee-Sepsick
Title: Chief Executive Officer

Date: September 6, 2023